                                                                   Exhibit 10.63

                           HEMOPHILIA THERAPY BUSINESS
                     MANAGEMENT, SERVICE AND SALES AGREEMENT



         This Business Management, Service and Sales Agreement (hereinafter referred to as the "Agreement") is made and entered into this 10th day of November, 1998, by and between Horizon Health Systems, Inc., a Tennessee corporation (hereinafter referred to as "Supplier") and Childrens Hemophilia Services, a California general partnership (hereinafter referred to as "CHS");

                              W I T N E S S E T H:

         WHEREAS, CHS has been formed for the purpose, among others, of engaging in the business of providing certain clotting factors, therapies and services, commonly referred to as hemophilia therapy, to hemophilia patients, and retail pharmacies as set out in the Partnership Agreement of CHS (the "Hemophilia Therapy Business"); and

         WHEREAS, CHS desires to obtain from Supplier, and Supplier is willing to provide to CHS, a supply of blood clotting factors ("Factors") and certain services necessary or desirable in the conduct of CHS's Hemophilia Therapy Business, all upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, CHS has also contracted with Childrens Home Care, a partner in the CHS ("CHC") to obtain certain services from CHC;

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Goods and SERVICES TO BE PROVIDED BY SUPPLIER. During the term of this Agreement, Supplier agrees to provide, or arrange for the provision of, the following goods and services to CHS:

         A. CASE MANAGEMENT AND COUNSELING SERVICES. Supplier agrees to provide, or arrange for the provision of, pharmacy counseling required by patients of CHS's Hemophilia Therapy Business, including prescription consultation, interpretation of laboratory results, and the provision of routine and emergency consultation to such patients. Supplier shall also perform an initial patient assessment to determine the patient's base line health status, dietary standards and the other JCAHO requirements for the initial assessment. Supplier shall prepare and provide (i) the patient's care plan and drug profile; (ii) coordination with CHC of medication shipments to patients homes, including advice as to when patient will receive drug, co-pay amounts and other patient coverage information, (iii) 24-hour emergency hot line service and access to on-call clinical staff, (iv) provision of professional educational materials on the patient's disease and related topics, and (v) compliance with OBRA '90 Regulations.

         B. BILLING, REIMBURSEMENT, COLLECTION AND FINANCIAL COUNSELING
SERVICES.

                  (a) SERVICES. Supplier shall provide such billing, reimbursement, collection and financial counseling services as are required by CHS in conducting its Hemophilia Therapy Business, including the preparation, transmitting and monitoring of all bills to patients of CHS's Hemophilia Therapy Business, or third party payors; preparing requests or otherwise assisting patients of CHS's Hemophilia Therapy Business in seeking reimbursement from all third party payors for the services provided to such patients by CHS; collection of amounts due CHS from patients or third parties; and counseling patients regarding the options available to them in paying for the Hemophilia Therapy

         Goods, and related services, provided to them by CHS. CHS shall establish patient charges for such Hemophilia Therapy Goods and related services.

                  (b) CLEARANCE OF PATIENTS. Except as otherwise provided herein with respect to emergency situations, CHS agrees that it will not commit to provide Hemophilia Therapy Goods, or related services, to any patient until such patient is approved by Supplier as eligible for third party reimbursement. CHS shall promptly notify Supplier as to any potential patient and CHS shall obtain such patient data as shall be specified by Supplier. Supplier agrees to promptly contact the third party payor, investigate a potential patient's insurance coverage and financial ability to pay, obtain prior authorization, and notify CHS if the potential patient is approved to purchase Hemophilia Therapy Goods, or related services, from CHS. CHS shall thereafter obtain all documentation necessary to file claims with third party payors and forward same to Supplier. In the case of any potential patient who is not approved, Supplier shall advise CHS of the reasons for such disapproval. Supplier shall have no liability for relying upon information provided by third party payors concerning coverage in the event that such information shall subsequently prove to be incorrect.

                  (c) COLLECTION AND DISBURSEMENT. Supplier shall monitor and coordinate collection of all monies due to CHS from patients and/or third party payors for Hemophilia Therapy Goods and related services. Supplier shall deposit all CHS funds received by it into the bank account designated by CHS.Supplier shall have authority to disburse funds from this account as necessary to carry out the accounts payable functions specified herein. Collections of all accounts are performed by Supplier on behalf of CHS and Supplier shall not be responsible for any failure to collect such accounts. Supplier shall use reasonable efforts to collect said accounts (but not greater than those efforts used in the collection of its own accounts) but Supplier shall not be required to institute suit for collection or incur any extraordinary expenses in attempting to collect these receivables unless such action is approved by the Management Committee and the costs are paid by CHS.

                  (d) ACCOUNTS PAYABLE. Supplier shall provide accounts payable services to CHS, to consist of the writing of checks necessary to pay the debts and obligations of CHS. Supplier shall only use funds in the operating account for this purpose and Supplier shall have no responsibility or liability for paying the debts of CHS from any source other than the funds in the operating account. Those persons having authority to sign checks on the operating account shall be designated by the Management Committee. All checks to Supplier shall require two signatures by persons designated by the Management Committee.

         C. ACCOUNTING AND FINANCIAL REPORTING. Supplier shall provide the following accounting and financial reporting services required by CHS in the conduct of its Hemophilia Therapy Business: (a) monthly, quarterly and annual financial statements consisting of income statements, balance sheets, and a detailed General Ledger, (b) all sales and tax returns and reports, (c) schedules of accounts receivable, accounts payable and cash applications, (after applying cash received to appropriate invoices, applying credits to patient accounts and applying write-offs and adjustments approved by CHS) and (d) reconciliation of the bank account statements of CHS. Supplier shall not make provision for any annual audit of CHS, and such audit if desired by CHS shall be the responsibility of CHS and shall be conducted by such independent accounting firm as CHS may select. Supplier agrees to cooperate with the accounting firm in the conduct of the audit of CHS or any other accounting procedure for which the accounting firm may be engaged by CHS. CHS shall make available to Supplier such information and documentation as may be needed to enable Supplier to prepare the tax returns and financial reports specified herein.

         D. MANAGEMENT SERVICES AND MARKETING.


                  (a) RESPONSIBILITIES. CHS hereby appoints Supplier to manage and supervise CHS's day-to-day operations of its Tennessee pharmacy, and for this purpose, CHS delegates to Supplier the authority to make, subject to the terms hereof, such management decisions as are necessary for the day-to-day operations of CHS's pharmacy. Supplier accepts this engagement and agrees to faithfully perform the duties and responsibilities set out herein. As part of its management responsibilities, and in accordance with the provisions of this Agreement, Supplier shall, subject to the direction, input and general guidance of the Management Committee, specifically carry out all duties related to the pharmacy and shall provide such procedure manuals as necessary.

                  (b) SALES AND MARKETING. Supplier shall, at CHS's cost, also provide such marketing materials (including invitations, brochures, stationary, flyers and promotional material and items) as Supplier and CHS may from time to time mutually agree to be helpful in the operation of CHS's Hemophilia Therapy Business. Supplier shall also, at CHS's cost, provide sales support in the form of clinic account maintenance, community activities and managed care marketing efforts as Supplier an CHS may from time to time mutually agree to be helpful to CHS.

                  (c) DATA REPORTING. Supplier shall compile data supplied by CHC and prepare reports needed by CHS to be made to the clinic.

                  (d) PERSONNEL. Supplier shall designate certain Supplier personnel to perform the management functions set out hereunder and such Supplier personnel shall conduct and supervise the operation of CHS's Tennessee pharmacy. All such employees shall remain employees of Supplier and Supplier shall retain control and supervision of such employees.

         E. PHARMACY SERVICES. Supplier shall assist CHS in the establishment, build out and operation of a pharmacy located at Supplier's Tennessee facility. Supplier shall staff the pharmacy location in accordance with the requirements of Tennessee pharmacy law and Supplier shall cause the pharmacy to be in compliance with all applicable pharmacy laws and regulations applicable thereto. Supplier will secure the prescription, dispense the Factor, and provide follow up documentation as required. Supplier shall maintain such pharmacy records as required by state and local governmental entities. Such records shall be the property of CHS; however, copies will be made available to Supplier, CHC and retail pharmacies purchasing from CHS to the extent allowed by law. Supplier shall obtain and maintain for CHS, all of the necessary licenses required by local, state or federal authorities, including, but not limited to pharmacy licenses.

         F. SALE OF FACTOR.

                  (a) FACTOR. During the term of this Agreement, CHS shall purchase from Supplier and Supplier shall sell and provide to CHS, or arrange for the provision of, such units of Factor, which are required by CHS to meet the needs of its Hemophilia Therapy Business. Said Factor will be sold and provided to CHS when and as requested by CHS for resale by CHS. - Supplier shall only be obligated to provide Factor to, or on behalf of, CHS pursuant to a physician's prescription. Supplier shall provide such Factor subject to product availability. If Factor is not available, Supplier shall promptly notify CHS. In the event of Factor unavailability, Supplier shall provide CHS Factor on a "most favored nations" basis and CHS shall be free to purchase any shortfall of Factor elsewhere. "Most favored Nations" basis shall mean that Supplier shall provide Drugs to CHS on the same basis that it provides Drugs to any other entity with which it has a management contract, but shall not require Supplier to treat CHS the same as Supplier's direct patients.

                  (b) HANDLING AND LABELING. Supplier agrees that all Factor provided by Supplier hereunder shall be labeled in accordance with applicable federal, state and local law and that said Factor shall be stored, shipped and handled by Supplier in accordance with recognized professional standards for handling and storage of such products and in accordance with Supplier policies and procedures to the extent that same do not contradict the requirements of federal, state and local law. As part o preparing Factor for shipment from Supplier's facility, Supplier shall pack the goods in cartons or other suitable packaging with such ice, cooling packs, insulation, or other packing materials as necessary.

                  (c) DELIVERY. All Factor provided by Supplier pursuant to this Agreement, other than Consigned Factor described in paragraph 1(d) hereinbelow, shall be delivered to CHS's patients, or the dispensing pharmacy designated by CHS, on behalf of CHS from Supplier's facility, by Federal Express or other acceptable courier, with the cost of said delivery to be paid by CHS. Title to said Factor shall pass to CHS upon delivery of Factor to CHS's patient, or the designated dispensing pharmacy, and risk of loss in transit shall as between Supplier and CHS remain in Supplier. A copy of the shipping confirmation shall be forwarded to CHC.

                  (d) CONSIGNED FACTOR. The parties recognize that Supplier will place certain Factor with CHC for use in meeting the needs of certain CHS patients ("Consigned Factor") who require Factor on an emergency basis. The details of such arrangement are set out in the Hemophilia Factor Services Agreement entered into between CHS, Supplier and CHC. All sales of Consigned Factor by Supplier to CHS are made pursuant to this Management, Service and Sales Agreement and all terms and provisions of this Agreement apply to all sales of Consigned Factor.

                  (e) DISCLAIMER OF WARRANTY. Supplier makes no warranty as to any Factor sold hereunder to CHS, and ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT BEING LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED BY SUPPLIER. CHS shall, where allowable, be given and shall obtain all rights under, and directly against, the warranty of any manufacturer of Factor which is acquired by Supplier and resold to CHS.


         2. COMPENSATION. In exchange for the services provided by Supplier under Sections 1A through 1E of this Agreement, CHS agrees to pay Supplier in accordance with the prices set out on Exhibit A attached hereto which exhibit may be amended from time to time by mutual agreement of the parties. Supplier shall at the end of each calendar month during the term of this Agreement submit invoices to CHS setting out the amounts due Supplier for said month. The invoices for Supplier's services shall be due and payable thirty (30) days from the receipt of same by CHS.

         In addition to the fee for services set out in the previous paragraph, CHS agrees to pay to Supplier for the Factor purchased by it from Supplier, an amount per each unit of Factor sold to CHS equal to Supplier's cost of acquisition of said unit of Factor. Supplier's cost of acquisition shall mean the price paid by Supplier to its supplier for the Factor, plus taxes and freight, and less volume incentive discounts and free goods. CHS may review Supplier's books and records at such times as shall be mutually convenient with Supplier and CHS in order to verify Supplier's cost of acquisition of Factor. Supplier shall submit invoices to CHS on a monthly basis identifying each shipment of Factor supplied to CHS during that month and such invoices shall be due and payable to Supplier thirty (30) days from date submitted to CHS. Factor placed on consignment by Supplier at CHC pursuant to the Hemophilia Factor Services Agreement entered into among

Supplier, CHS and CHC, shall be treated as having been purchased by CHS on the date the Factor is dispensed to the patient.

         The parties agree that the fees set forth in this Section 2 reflect fair market value for the products and services provided by Supplier.

         3. CHS COSTS. It is agreed and understood that during the term of this Agreement, Supplier shall be responsible for the costs incurred in providing the services which it is obligated to provide. Notwithstanding the preceding provision, CHS shall be responsible for the costs of salaries and fringe benefits for CHS's employees, if any; cost of goods; outside auditor fees; state taxes; principal and interest on CHS loans; compensation to CHC for acting as pharmacy agent; depreciation; and payroll taxes for its employees, if any, and the cost of preparing CHS's Federal and State Income tax returns. All such expenses shall be contracted for and in the name of CHS, based solely upon CHS's credit, and Supplier shall not be liable to third party providers for the costs of such goods and services. Supplier shall file for and on behalf of CHS all sales and use tax returns necessary in the operation of CHS's Hemophilia Therapy Business, however CHS shall remit the amount of said taxes, if any, out of its own funds and Supplier shall not be responsible for paying these taxes.

         4. SALES TAX. With respect to the sale of products supplied by Supplier to CHS or its patients under this Agreement, CHS shall provide Supplier an appropriate state resale certificate, or CHS shall be responsible for remitting to Supplier any state sales or use taxes that may be due relating to such sales.

         5. DISCOUNT. Supplier and CHS acknowledge that CHS is obligated to disclose any discount from Supplier's usual and customary charges reflected in the prices for the products listed on Schedule A and any price reduction made on account of the warranties set forth in this

Agreement under all applicable state and federal programs that provide cost or charged-based reimbursement to CHS for the goods and services provided and that this Section and the disclosure contained on any invoice delivered to CHS are intended to constitute notice from Supplier to CHS of such obligation.

         6. SUBCONTRACTING. The parties to this Agreement recognize that Supplier may provide to CHS certain of the goods and services which it is obligated to provide under this Agreement by means of subcontracts with third parties. Supplier shall notify CHS of all subcontracting arrangements, and shall obtain CHS's approval, which approval shall not be unreasonably withheld or delayed.


         7. INDEMNITY AND INSURANCE. Supplier and CHS hereby agree that:

         (i) Supplier shall assume responsibility for and shall indemnify and hold CHS (and its Partners) harmless, and defend CHS (and its Partners), from all losses (including claims for injuries to employees of Supplier or of CHS), expenses, attorneys' fees, damages, claims and judgments resulting from the negligent acts or omissions or wrongful acts of Supplier, its agents or employees;

         (ii) CHS shall assume responsibility for and shall indemnify and hold Supplier harmless, and defend Supplier, from all losses (including claims for injuries to employees of Supplier or of CHS), expenses, attorneys' fees, damages, claims and judgments resulting from the negligent acts or omissions or wrongful acts of CHS, its agents or employees.

         The party seeking indemnification pursuant to this Section shall notify the other party in writing by registered mail of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought under this Agreement within thirty (30) days of the party's actual knowledge of such assertion or commencement. Failure to notify the other party will not result in the waiver of indemnity rights with respect to such claim, suit, action or proceeding unless such failure shall prejudice the rights of the other party. The parties shall cooperate with each other in the defense and settlement of any such claim, suit, action or proceeding.

         The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the termination of this Agreement whether by expiration of time, by operation of law or otherwise.

         During the term of this Agreement, Supplier will at its sole cost and expense, maintain general public liability, products liability and property damage insurance with limits of not less than $1,000,000.00 per incident; and $3,000,000.00 per annum aggregate. All policies insuring against liability for bodily injury or death or damage to property shall include coverage for malpractice if such exposure exists and shall insure Supplier against the matters covered by Supplier's contractual duty to indemnify CHS set out hereinabove.

         Supplier will name CHS as an additional insured on all such general public liability, products liability, and property damage insurance policies and provide CHS with certificates evidencing the insurance required hereunder, and all such policies shall provide that notice of cancellation or termination thereof shall be provided in advance to CHS. In the event of cancellation or termination of the coverage described herein, Supplier shall immediately obtain substitute or replacement coverage.

         8. TERM. This Agreement shall be for a term of FOUR years from the date of execution ("Initial Term"), unless otherwise terminated in accordance with this section. This Agreement shall thereafter be automatically renewed for additional 12 month periods ("Renewal Term") unless otherwise terminated in accordance with the provisions herein. This Agreement shall terminate (i) at the election of either party upon CHS or the other party ceasing to exist, the insolvency or bankruptcy of the other party, the making by the other party of an assignment for the benefit of creditors, the consent by the other party to the appointment of a trustee or receiver, or the appointment without its consent of a trustee or receiver for the other party or for a substantial part of its property or the institution by or against the other party of bankruptcy, reorganization, arrangement or insolvency proceedings, (ii) upon the mutual agreement of the parties, or (iii) upon notice by any party hereto given twelve months prio to the effective date of termination provided that such notice may not be given during the Initial Term. In addition, if either party hereto shall breach the terms of this Agreement, the nonbreaching party may give written notice of the breach to the breaching party, and if said breach is not cured within 14 business days following the giving of said notice, this Agreement shall at the option of the nonbreaching party be terminated.

         Upon termination of this Agreement, Supplier shall provide CHS with such records as are reasonably required by CHS to undertake collection and billing activities which prior to termination were being handled by Supplier. After termination, Supplier shall have no further obligation to perform any services for CHS, including but not limited to billing or collection activities. Notwithstanding the foregoing, at the request of CHS, Supplier shall continue to provide collection services for a reasonable period of time to enable CHS to transition to a new collection service provider and Supplier shall be paid for these continued services in accordance with Exhibit A.

         9. FORCE MAJEURE. The obligations of Supplier hereunder shall be excused during any period of delay caused by matters such as strikes, acts of God, shortages of raw materials or power, governmental action or compliance with governmental requirements, whether voluntary or pursuant to order, or any other matter which is beyond the reasonable efforts of Supplier to control.


         10. INDEPENDENT CONTRACTOR. It is agreed that Supplier shall be an independent contractor, and not an employee or agent, of CHS. Supplier shall have sole control and discretion in the manner of performing its obligations under this Agreement and CHS shall not be responsible for the acts of Supplier while Supplier is performing services under this Agreement. Supplier is solely responsible for its employees' salaries, federal and state income withholding, social security tax withholding, workmen's compensation benefits and fringe benefits.

         11. SEVERABILITY. If any one or more of the provisions of this Agreement shall for any reason be held illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement and this Agreement shall be enforced as if such illegal or invalid provision had not been contained herein.


         12. CONFIDENTIALITY. Each party has developed or may during the term hereof develop certain formulae, products, methods of doing business, customer lists and other proprietary information which that party deems to be confidential and a trade secret. In the course of fulfilling their respective obligations hereunder, some of these formulae, products, methods and other proprietary information will become known to the other party hereto. It is contemplated that each employee or agent of the parties who will be exposed to such confidential information will be required to execute a confidentiality agreement with each party hereto. Each party also agrees that it will not duplicate, make use of, or disclose, in any manner whatsoever, any information which is deemed to be confidential by the other party, either during or after the term of this Agreement, without the express prior written consent of the other party hereto.

         In the event that any information deemed to be confidential by a party is provided to the other party or its employees or agents in writing, the party providing same shall mark the writing as "confidential." In the event that such information is provided in non-written form such as orally, by audiotape, videotape or computer software or disc, the party claiming such information to be confidential shall furnish to the other party a written list containing a brief description of such item and designating such item as confidential. Upon termination of this Agreement, all copies of any information hereunder deemed, or designated by a party as, confidential shall be returned to the party who supplied the information, or who designated same as confidential. Notwithstanding the preceding provision, the following types of information provided by a party shall always be deemed confidential, whether or not so designated: patient records; prescription files; costs of goods and supplies; and financia records of the party.

         It is recognized and acknowledged that damages caused by a party's breach of this Section would be difficult to ascertain and would not adequately compensate the other party for its losses. Therefore, both parties agree that the party claiming a breach of this Section shall be entitled to injunctive relief to restrain the commission or continued commission of said breach by seeking such relief from a court of competent jurisdiction.

         Notwithstanding the preceding paragraphs, this restriction shall not apply (i) to any information which is not deemed confidential hereunder, or which has not been designated as confidential in the manner specified herein,
(ii) to any information which was known to a party prior to its disclosure by the other party, (iii) to any information which is or becomes public knowledge through no failure of a party bound by this Agreement, (iv) to any information which is independently developed by a part hereto, (v) to any information reasonably required by healthcare providers involved in a particular patient's care, (vi) to the extent that such restrictions conflict with the terms of the Partnership Agreement evidencing CHS, or (vii) to information provided to voluntary accreditation agencies government agencies or third party payors as required by law or consented to by the affected party.

         This provision shall not negate or in any way affect any other similar agreement by which any of the parties are bound.

         13. PATIENT REFERRALS. No part of this Agreement shall be construed to induce or encourage the referral of patients. The parties acknowledge that there is no requirement under this Agreement or any other agreement between Supplier and CHS that either party refer any patients to the other or any affiliate. Patients that receive products from CHS purchased pursuant to this Agreement are patients of CHS and not Supplier. No payment made under this Agreement shall be in return for the referral of patients. CHS is free to refer patients to or purchase healthcare goods and services from any source it chooses.

         14. SERVICE TO OTHER BUSINESSES. CHS acknowledges that Supplier offers its services to other businesses and CHS agrees that no provision contained herein shall restrict or prohibit Supplier from providing services to others in addition to CHS as long as the performance of said services does not interfere with the performance of Supplier's obligations hereunder.

         15. CHANGE IN LAW. No party shall make or receive any payment under this Agreement if any judicial decision, legislative action, or regulatory or other administrative interpretation, whether federal or state, would render illegal the conduct of either party under this Agreement. If performance by either party of any term of this Agreement should be deemed illegal for any such reason, the affected party shall have the right to require that the other party renegotiate the terms of this Agreement, such renegotiated terms to become effective not later than fifteen (15) days after receipt of written notice of such request for renegotiations. If the parties fail to reach an agreement satisfactory to both parties within fifteen (15) days after the receipt of the request for renegotiations, either party may terminate this Agreement upon fifteen (15) days' prior written notice to the other party, or sooner if required by law. Neither party will make payments under this Agreement which would be prohibited by law.

         16. LEGAL COMPLIANCE. It is the intent of the parties to establish a business relationship which complies with the requirement of the "safe harbor" regulations regarding price discounts set forth in 42 CFR Section.1001.952(h) and which also complies with the requirements of the Medicare and Medicaid anti-kickback statute (set for the at 42 U.S.C. 1320 a-7b (b)) and the parties believe that this Agreement satisfies those requirements.

         17. RECORDS. To the extent required by Section 1861(b)(1)(I) of the Social Security Act, Supplier shall, upon proper request, allow the United States Department of Health and Human Services, the Comptroller General of the United States and their duly authorized representatives, access to this Agreement and to all books, documents and records necessary to verify the nature and extent of the costs of the services provided by Supplier under this Agreement at any time during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished under this Agreement.

         18. NONASSIGNABILITY. The rights, duties and responsibilities of the parties hereto are personal in nature and, except as stated herein, shall not be assigned without the express written consent of the other party.

         19. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Tennessee and the laws of the State of Tennessee shall govern the rights, duties, liabilities and responsibilities created hereunder.

         20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. Facsimile signatures shall have the same effect as originals.

         21. EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, administrators, trustees and assigns.

         22. MODIFICATION. This Agreement may be changed or modified only with the written consent of both parties.

         23. NOTICES. All notices, demands, requests, consents, reports, approvals, or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, addressed as set out below. Each party may designate by notice in writing a new address to which any notice, demand, request, consent, report, approval or communication may thereafter be so given, served or sent. Each notice, demand, request, consent, report, approval or communication which shall be mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         24. WAIVERS. A waiver of the breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or any other provision hereof.

         25. FAIRNESS. The parties hereto recognize that the Supplier is a Partner of CHS. Each party acknowledges that the terms of this Agreement are fair and reasonable to both parties and that it is in the best interest of each party to enter into this Agreement. Each party further acknowledges that the terms of this Agreement were negotiated, and that CHS's decision to enter into this Agreement, was made solely by the other partner of l CHS.


         26. HEADINGS. All headings used herein are for ease of reference only and shall in no way be construed as interpreting, decreasing or enlarging the provisions of this Agreement.


         IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                           CHILDRENS HEMOPHILIA SERVICES, ,
                                           a general partnership
                                           By: Childrens Home Care, a
                                               general partner

                                           By: /s/ TJ McNulty
                                               ---------------------------------

                                           Title: President
                                                  ------------------------------

                                           Address: 65 N. Raymond Ave, Suite 305
                                                    ----------------------------
                                            Pasadena, CA 91103
                                            ------------------------------------



                                           HORIZON HEALTH SYSTEMS, INC.

                                           By: /s/ David D. Stevens
                                              ---------------------------------

                                           Title: Chairman
                                                 ------------------------------

                                           Address: 6020 Charlotte Pike #100
                                                   ----------------------------
                                           Nashville, TN 37209
                                           ------------------------------------

                                      Exhibit A


MANAGEMENT FEE SUMMARY
CHILDRENS HEMOPHILIA SERVICES

CHILDRENS HEMOPHILIA SERVICES


FUNCTION                                 HHS
--------                                 ---
Sales/Mgmt                               $*
Patient Services
Pharmacy Services                         *
Reimbursement Services                    *
Accounting Functions                      *
TOTAL MANAGEMENT FEE PER MONTH           $*

NOTES:

1. All marketing expenses will be billed to the partnership directly (i.e. marketing materials, flyers, brtochures, invitations, promotional items, translation, stationary, etc. and to include production costs.)

2. Nurse training, if necessary, will be billed to the partnership at a rate of [*]/hour.

3. All management fees will be reviewed after each of the first two six month periods and adjusted prospectively, if necessary. This review will take place annually thereafter. If there is a significant change in either partner's responsibilities during these periods, the management fees will be reviewed and adjusted accordingly.

4. Sub lease rental cost will be billed separately through a formal sub lease agreement.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities Exchange Commission.